Form of Amended Exhibit A to the Fund Accounting Servicing Agreement
dated 5.26.2015 – Pacer Funds Trust
Funds serviced at [January 2020]

Name of Series

Pacer Trendpilot® US Large Cap ETF
Pacer Trendpilot® US Mid Cap ETF
Pacer Trendpilot® 100 ETF
Pacer Trendpilot® European Index ETF
Pacer Global Cash Cows Dividend ETF
Pacer US Cash Cows 100 ETF
Pacer US Small Cap Cash Cows 100 ETF
Pacer Developed Markets International Cash Cows100 ETF
Pacer WealthShield ETF
Pacer US Export Leaders ETF
Pacer Military Times Best of Vets Equity ETF
Pacer Benchmark Hotel & Lodging Real Estate ETF
Pacer Benchmark Apt & Residential Real Estate ET
Pacer Benchmark Office Real Estate ETF
Pacer Benchmark Retail Real Estate ETF
Pacer Benchmark Healthcare Real Estate ETF
Pacer Benchmark Industrial Real Estate ETF
Pacer Benchmark Net Lease Real Estate ET
Pacer Benchmark Data & Infrast Real Estate ETF
Pacer CFRA-Stovall Seasonal Rotation Equal Weight Index ETF
Pacer CFRA-Stovall Seasonal Rotation Global Index ETF
Pacer CFRA-Stovall Seasonal Rotation Index ETF
Pacer CFRA-Stovall Seasonal Rotation Small Cap ETF
Pacer International Export Leaders ETF
Pacer Trendpilot® International ETF
Pacer Trendpilot® Fund of Funds ETF
Pacer US Cash Cows Growth ETF
Pacer Cash Cows Fund of Funds ETF
Pacer Emerging Markets Cash Cows 100 ETF
Pacer Trendpilot US Bond ETF
Pacer American Energy Independence ETF
Pacer CSOP FTSE China A50 ETF

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